UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	98-0390500
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Albert Quay Cork, Ireland
(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
2.355% Senior Notes due 2017	The New York Stock Exchange
7.125% Notes Due July 15, 2017	The New York Stock Exchange
1.400% Senior Notes due 2017	The New York Stock Exchange
5.000% Senior Notes due 2020	The New York Stock Exchange
4.25% Senior Notes due 2021	The New York Stock Exchange
3.750% Senior Notes due 2021	The New York Stock Exchange
3.625% Senior Notes due 2024	The New York Stock Exchange
6.000% Notes due 2036	The New York Stock Exchange
5.70% Senior Notes due 2041	The New York Stock Exchange
5.250% Senior Notes due 2041	The New York Stock Exchange
4.625% Senior Notes due 2044	The New York Stock Exchange
6.950% Debentures due December 1, 2045	The New York Stock Exchange
4.950% Senior Notes due 2064	The New York Stock Exchange
3.750% Notes due 2018	The New York Stock Exchange
4.625% Notes due 2023	The New York Stock Exchange
1.375% Notes due 2025	The New York Stock Exchange
3.900% Notes due 2026	The New York Stock Exchange
5.125% Notes due 2045	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:  333-214806

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.   Description of Securities To Be Registered.

Johnson Controls International plc (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated December 19, 2016 under the headings “Description of JCI plc Notes” and “Certain U.S. Federal Income Tax Consequences” and in the Company’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-214806) under the same headings, originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 28, 2016, as thereafter amended and supplemented.

Item 2.   Exhibits.

Exhibit No.	Exhibit Description
4.1

Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 28, 2016).

4.2

First Supplemental Indenture, dated December 28, 2016, between Johnson Controls International plc, and U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent for the JCI plc Euro Notes (attaching forms of JCI plc Notes) (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 28, 2016).

4.3	Forms of the New Notes (included in Exhibit 4.2)

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SIGNATURE

Pursuant to the requirements of  Section 12 of  the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: December 28, 2016	By:	/s/ Brian J. Stief
	Name:	Brian J. Stief
	Title:	Executive Vice President and Chief Financial Officer

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